Exhibit 10.3

LOCKUP AGREEMENT

This Lockup Agreement (this “Agreement”) is dated as of February 5, 2021 and is between FS Development Corp., a Delaware corporation (“FSD”), and each of the stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with FSD in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October 15, 2020 (the “Merger Agreement”), FSG Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of FSD, will merge (the “Merger”) with and into Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”), with Gemini surviving the Merger as a wholly owned subsidiary of FSD;

WHEREAS, each of the Stockholder Parties owns the number and type of Equity Interest in Gemini set forth opposite of such Stockholder Party’s name on Exhibit A (such Equity Interests, the “Gemini Equity Interests”);

WHEREAS, each of the Stockholder Parties will receive a certain number of shares of Class A common stock, $0.0001 par value per share, of FSD and/or options to purchase such shares of Class A common stock (the “FSD Equity Interests”, together with the Gemini Equity Interests, and together with any of the foregoing acquired after the date hereof, the “Covered Equity Interest”), pursuant to the terms of the Merger Agreement;

WHEREAS, in consideration for the benefits to be received by each Stockholder Party under the terms of the Merger Agreement and as a material inducement to FSD and the other Parent Parties agreeing to enter into and consummate the transactions contemplated by the Merger Agreement, each Stockholder Party agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the parties hereto acknowledge and agree that FSD would not have entered into and agreed to consummate the transactions contemplated by the Merger Agreement without each Stockholder Party entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement;

WHEREAS, in connection with FSD entering into the Merger Agreement, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of the Covered Equity Interest.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

Article I
INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Agreement” means this Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Non-Recourse Party” has the meaning set forth in Section 4.16.

“Stockholder Parties” has the meaning set forth in the Preamble.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof’, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

Article II
LOCKUP

2.1 Lockup.

(a)	Each Stockholder Party agrees that such Stockholder Party shall not Transfer any Covered Equity Interest or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any Covered Equity Interest (whether such Covered Equity Interest or any such securities are held by such Stockholder Party as of the date hereof or are thereafter acquired) from the date hereof and ending one-hundred eighty (180) days following the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude each Stockholder Party during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Stockholder Party’s Covered Equity Interest even if such Covered Equity Interest would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Stockholder Party’s Covered Equity Interest or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Equity Interest. The foregoing notwithstanding, each executive officer and director of FSD shall be permitted to establish a plan to acquire and sell Covered Equity Interest pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of any Covered Equity Interest under any such plan shall be made prior to the expiration of the Lock-Up Period. For purposes of this agreement, “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Covered Equity Interest, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Equity Interest, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer, by executing and delivering the Form of Joinder Agreement set forth on Exhibit B to the FSD.

(b)	Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with FSD’s transfer agent and registrar against the transfer of any Covered Equity Interest except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Covered Equity Interest describing the foregoing restrictions.

Article III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER PARTIES

3.1 Stockholder Representations and Warranties. Each Stockholder Party represents and warrants to FSD as follows:

(a)	If Stockholder Party is not an individual, the Stockholder Party is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)	If Stockholder Party is not an individual, the Stockholder Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Stockholder Party. This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes a valid, legal and binding agreement of each Stockholder Party (assuming that this Agreement is duly authorized, executed and delivered by FSD), enforceable against each such Stockholder Party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)	Each Stockholder Party is the record and beneficial owner of the Gemini Equity Interests set forth opposite such Stockholder Party’s name on Exhibit A hereto and has valid, good and marketable title to the Gemini Equity Interests, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Each Stockholder Party is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder Party to Transfer any of the Covered Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Covered Equity Interests.

Article IV
GENERAL PROVISIONS

4.1 Termination. This Agreement and the obligations of each Stockholder Party hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

4.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows.

FSD’s address is:

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111
Attn: Dennis Ryan
e-mail: docs-Investments@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein, Esq.
e-mail: joel.rubinstein@whitecase.com

such address as such Stockholder Party shall furnish to FSD in writing.

4.3 Amendment; Waiver.

(a)	The terms and provisions of this Agreement may be modified or amended only with the written approval of the FSD (including from and after the Effective Time, the approval of the member of the board of directors of FSD nominated by the Sponsor) and Stockholder Parties holding a majority of the Covered Equity Interests then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 4.1.

(b)	Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)	No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.4 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5 Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

4.6 Third Parties. Except with respect to any Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7 Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES ARISING HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

4.8 Jurisdiction; Waiver of Jury Trial. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the abovenamed courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

4.9 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

4.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

4.14 Effectiveness. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.

4.15 No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

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IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

FS DEVELOPMENT CORP.

By:	/s/ Jim Tananbaum
Name:	Jim Tananbaum
Title:	Chief Executive Officer

VOTING PARTIES:

LIGHTSTONE VENTURES, L.P.

By:	LSV Associates, L.L.C.,
its general partner

By:	/s/ Jean M. George
Name:	Jean M. George
Title:	Managing Director

LIGHTSTONE VENTURES (A), L.P.

By:	LSV Associates, L.L.C.,
its general partner

By:	/s/ Jean M. George
Name:	Jean M. George
Title:	Managing Director

LIGHTSTONE SINGAPORE, L.P.

By:	LSV Associates, L.L.C.,
its general partner

By:	/s/ Jean M. George
Name:	Jean M. George
Title:	Managing Director

STOCKHOLDER PARTY:

ORBIMED PRIVATE INVESTMENTS VI, L.P.

By:	OrbiMed Capital GP VI LLC,
its general partner

By:	OrbiMed Advisors LLC,
its general partner

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

STOCKHOLDER PARTY:

ATLAS VENTURE FUND X, L.P.

By:	Atlas Venture Associates X, L.P.
its General Partner

By:	Atlas Venture Associates X, LLC
its General Partner

By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

STOCKHOLDER PARTY:

WU CAPITAL INVESTMENT LLC

By:	Wu Capital Investment LLC
Its: Director

By:	/s/ Yajun Wu
Name:	Yajun Wu
Title:	Director

STOCKHOLDER PARTY:

By:	/s/ Gregg Beloff

Name:	Gregg Beloff

STOCKHOLDER PARTY:

By:	/s/ Scott Lauder

Name:	Scott Lauder

STOCKHOLDER PARTY:

By:	/s/ Suresh Katti

Name:	Suresh Katti

STOCKHOLDER PARTY:

By:	/s/ Walter Strapps

Name:	Walter Strapps

STOCKHOLDER PARTY:

By:	/s/ Jason Meyenburg
Name:	Jason Meyenburg

STOCKHOLDER PARTY:

By:	/s/ Marc Uknis

Name:	Marc Uknis

STOCKHOLDER PARTY:

By:	/s/ James McLaughlin
Name:	James McLaughlin

STOCKHOLDER PARTY:

By:	/s/ Philip Reilly

Name:	Philip Reilly

STOCKHOLDER PARTY:

By:	/s/ Stephen Squinto

Name:	Stephen Squinto

STOCKHOLDER PARTY:

By:	/s/ Tuyen Ong

Name:	Tuyen Ong

STOCKHOLDER PARTY:

By:	/s/ David Lubner

Name:	David Lubner

EXHIBIT A

STOCKHOLDER PARTIES

	Common	Series A	Series B	Options
Lightstone Ventures, L.P.		11,653,137	976,931
Lightstone Ventures (A), L.P.		1,587,559	133,112
Lightstone Singapore L.P.			3,700,139
OrbiMed Private Investments VI, L.P.		13,240,696	7,400,280
Atlas Venture Fund X, L.P.		13,240,696	5,180,196
Wu Capital			7,400,280
Scott Lauder	480,000
James McLaughlin	4,500,000
Phil Reilly	185,175
Steve Squinto	396,803
Jason Meyenburg				3,285,939
Gregg Beloff
Marc Uknis
Suresh Katti				319,535
Walter Strapps				319,535
David Lubner
Tuyen Ong
Phil Reilly	185,175			15,000

EXHIBIT B

FORM OF JOINDER TO LOCKUP AGREEMENT

[       ], 202

Reference is made to the Lockup Agreement, dated as of February 5, 2021, by and between FSD Development Corp. and the Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of FSD and each undersigned holder of shares of FSD (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

[COMPANY]

By:
Name:
Title